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Exhibit 23






CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 33-84698, No. 333-38571, No. 333-44900 and No.
333-04789) of Quality Dining, Inc. of our report dated December 13, 2002, except for Note 10, as to which the date is December 31, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Chicago, Illinois
January 22, 2003